UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

January 2, 2006

Date of Report (Date of earliest event reported)

DJ ORTHOPEDICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-16757	33-0978270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2985 Scott Street Vista, California (Address of principal executive offices)		92081 (Zip Code)

(800) 336-5690
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On January 2, 2006, dj Orthopedics, Inc.’s subsidiary, dj Orthopedics, LLC, completed the acquisition, under an agreement originally signed on December 15, 2005, of the shares of Newmed SAS (“Newmed”) for cash payments aggregating 13 million Euro (approximately $15.4 million), which sum includes payment of certain debts of Newmed.  The stockholders of Newmed from whom dj Orthopedics purchased the shares are a private equity firm in France and several individuals, most of whom are members of the management of Newmed.  The sellers who are in the management of Newmed could also receive up to an additional 1 million Euro based on achievement of certain revenue targets for 2006. Newmed, through wholly-owned subsidiaries in France and Spain, operating under the trade name Axmed, is engaged in the design, manufacture and sale of orthopedic rehabilitation devices including rigid knee braces and soft goods. A copy of the press release announcing the closing of the transaction is filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Document
99.1	Press release dated January 5, 2006 relating to dj Orthopedics, Inc.’s completing the acquisition of Newmed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJ ORTHOPEDICS, INC.
(Registrant)

Date:	January 6, 2006	BY:	/s/ DONALD M. ROBERTS
Donald M. Roberts
Senior Vice President, General Counsel and Secretary